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                                                                  Exhibit 99.B14

                                  CONTROL LIST

  The Registrant, American National Variable Annuity Separate Account, is a separate account of American National Insurance Company, a Texas insurance company The Libbie Shearn Moody Trust owns approximately 37.46% of the outstanding stock of American National Insurance Company. The Moody Foundation, which has a 75% contingent remainder interest in the Libbie Shearn Moody Trust, owns approximately 23.63% of the outstanding stock of American National Insurance Company.

  The Trustees of The Moody Foundation are Mrs. Frances Moody Newman, Robert L. Moody and Ross Rankin Moody. Robert L. Moody is a life income beneficiary of the Libbie Shearn Moody Trust and Chairman of the Board, Director, President and Chief Executive Officer of American National Insurance Company. Robert L. Moody has assigned his interest in the Libbie Shearn Moody Trust to National Western Life Insurance Company, a Colorado insurance company of which he is also Chairman of the Board, a Director and controlling shareholder.

  The Moody National Bank of Galveston is the trustee of the Libbie Shearn Moody Trust and various other trusts which, in the aggregate, own approximately 44% of the outstanding stock of American National Insurance Company. Moody Bank Holding Company, Inc. owns approximately 97% of the outstanding shares of The Moody National Bank of Galveston. Moody Bank Holding Company, Inc. is a wholly owned subsidiary of Moody Bancshares, Inc. The Three R Trusts, trusts created by Robert L. Moody for the benefit of his children, are controlling stockholders of Moody Bancshares, Inc.

  The Moody Foundation owns 33.0% and the Libbie Shearn Moody Trust owns 51.0% of the outstanding stock of Gal-Tex Hotel Corporation, a Texas corporation. Gal-Tex Hotel Corporation has the following wholly-owned subsidiaries, listed in alphabetical order:

     Gal-Tenn Hotel Corporation
     Gal-Tex Management Company
     Gal-Tex Woodstock, Inc.
     GTG Corporation
     New Paxton Hotel Corporation

  American National owns a direct or indirect interest in the following entities, listed in alphabetical order:

Entity:  Alternative Benefit Management, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: ANTAC, Inc. owns all of the outstanding common stock.

Entity:  American Hampden Joint Venture

Entity Form: a Texas joint venture

Ownership or Other Basis of Control: American National Insurance Company owns a 98% interest.
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Entity: American National de Mexico, Compania de Seguras de Vida, S.A. de C.V.

Entity Form: a Mexico insurance company

Ownership or Other Basis of Control: ANMEX International, Inc. owns 99.9%, and ANMEX International Services, Inc. owns 0.10%.

Entity:  American National of Delaware Corporation

Entity Form:  a Delaware corporation (inactive)

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company

Entity:  American National Financial Corporation

Entity Form: a Texas corporation (inactive)

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

Entity:  American National Financial Corporation (Delaware)

Entity Form: a Delaware corporation (inactive)

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  American National Financial Corporation (Nevada)

Entity Form: a Nevada corporation (inactive)

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  American National General Insurance Company

Entity Form: a Missouri insurance company

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.
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Entity:  American National Insurance Service Company

Entity Form: a Missouri corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.

Entity:  American National Investment Accounts, Inc.

Entity Form:  a Maryland corporation - registered investment company

Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own all of the outstanding stock of the Company.

Entity:  American National Life Insurance Company of Texas

Entity Form: a Texas insurance company

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company

Entity:  American National Lloyds Insurance Company

Entity Form:  a Texas insurance company

Ownership or Other Basis for Control: ANPAC Lloyds Management, Inc. is attorney-in-fact

Entity: American National Promotora de Ventas, S.A. de C.V.

Entity Form: a Mexico company

Ownership or Other Basis of Control: ANMEX International Services, Inc. owns 99.9%, and ANMEX International, Inc. owns 0.10%.

Entity:  American National Property and Casualty Company

Entity Form: a Missouri insurance company

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  ANDV 97, Inc.
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Entity Form: a Texas corporation

Ownership or Other Basis of Control:  Wholly owned subsidiary of ANTAC, Inc.

Entity: ANIND TX, Inc.

Entity Form: a Texas corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of ANREM
Corporation

Entity:  ANMEX International, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  ANMEX International Services, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  ANPAC General Agency of Texas

Entity Form: a Texas corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.

Entity:  ANPAC Lloyds Insurance Management, Inc.

Entity Form:  a Texas corporation

Ownership or Other Basis for Control: Wholly owned subsidiary of American National Property and Casualty Company

Entity:  ANREM Corporation

Entity Form: a Texas corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of Securities Management and Research, Inc.
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Entity:  ANTAC, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company

Entity: AN/WRI Partnership, Ltd.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: Eagle AN, L.P. owns an 80% limited partnership interest

Entity:  Beechwood Business Park Joint Venture.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: ANDV 97, Inc. owns a 50% limited partnership interest.

Entity:  Comprehensive Investment Services, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity: Eagle 99, Inc.

Entity Form: a Nevada corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of ANTAC, Inc.

Entity: Eagle AN, L.P.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: Eagle 99, Inc. owns a 99.9% limited partnership interest. ANIND TX, Inc. owns a 0.10% general partnership interest.

Entity: Eagle Ind., L.P.
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Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a 99.9% limited partnership interest. ANIND TX, Inc. owns a 0.10% general partnership interest.

Entity:  Fairway Plaza Associates, L.P.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: ANREM Corporation owns a 50% limited partnership interest.

Entity:  Farm Family Casualty Insurance Company

Entity Form: a New York insurance company

Ownership or Other Basis of Control:  wholly owned by Farm Family Holdings, Inc.

Entity:  Farm Family Financial Services, Inc.

Entity Form:  a New York corporation

Ownership or Other Basis of Control:  wholly owned by Farm Family Holdings, Inc.

Entity:  Farm Family Holdings, Inc.

Entity Form: a Delaware corporation

Ownership or Other Basis of Control: 71.43% owned by Comprehensive Investment Services, Inc.; 28.57% owned by American National Holdings, LLC.

Entity:  Farm Family Life Insurance Company

Entity Form: a New York insurance Company

Ownership or Other Basis of Control:  wholly owned by Farm Family Holdings, Inc.

Entity:  Galveston Health Network, Inc.

Entity Form: a Texas corporation (inactive)
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Ownership or Other Basis of Control:  Wholly owned subsidiary of American
National Insurance Company.

Entity:  Garden State Life Insurance Company

Entity Form: a Texas insurance company

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity:  Gateway Park Joint Venture

Entity Form: a Texas joint venture

Ownership or Other Basis of Control: South Shore Harbour Development, Ltd. has a 50% interest.

Entity:  Harbour Title Company

Entity Form: a Texas corporation

Ownership or Other Basis of Control: South Shore Harbour Development, Ltd. owns 50% of the outstanding stock.

Entity: Hicks, Muse, Tate & Furst Equity Fund III, L.P.

Entity Form: a Delaware limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest.

Entity: Hicks, Muse, Tate & Furst Equity Fund IV, L.P.

Entity Form: a Delaware limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest.

Entity: I-10 Westview Partnership, Ltd.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: ANDV 97, Inc. owns a 50% interest
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Entity:  IAH 97 Joint Venture

Entity Form: a Texas general partnership

Ownership or Other Basis of Control: ANDV 97, Inc. has a 50% interest.

Entity:  Kearns Building Joint Venture

Entity Form: a Texas joint venture

Ownership or Other Basis of Control: American National Insurance Company owns a 85% interest.

Entity: Lincolnshire Equity Fund, L.P.

Entity Form: a Delaware limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest

Entity: Lincolnshire Equity Fund II, L.P.

Entity Form: a Delaware limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest.

Entity:  Pacific Property and Casualty Company

Entity Form: a California corporation

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

Entity: Panther Creek Limited Partnership

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a 99% limited partnership interest
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Entity: PCO Corporate Drive Limited Partnership

Entity Form: a North Carolina limited partnership

Ownership or Other Basis of Control: Eagle AN, L.P. owns a 1% interest

Entity:  R.A.A.B. of W. Va., Inc.

Entity Form: a West Virginia corporation

Ownership or Other Basis of Control: wholly owned by Rural Agency and Brokerage, Inc.

Entity:  Rural Agency and Brokerage, Inc.

Entity Form: a New York corporation

Ownership or Other Basis of Control: wholly owned by Farm Family Casualty Insurance Company

Entity:  Rural Agency and Brokerage of Massachusetts, Inc.

Entity Form: a Massachusetts corporation

Ownership or Other Basis of Control: wholly owned by Rural Agency and Brokerage, Inc.

Entity:  Rutledge Partners, L.P.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a 50% interest.

Entity: Securities Management and Research, Inc.

Entity Form: a Florida corporation - a registered broker-dealer and investment adviser

Ownership or Other Basis of Control: wholly-owned subsidiary of American National Insurance Company

Entity: Servicios de Administracion American National, S.A. de C.V.

Entity Form: a Mexico company

Ownership or Other Basis of Control: ANMEX International Services, Inc. owns 99.9%, and ANMEX International, Inc. owns 0.10%.
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Entity:  SM&R Investments, Inc.

Entity Form:  a Maryland corporation - a registered investment company

Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, the Company consists of eleven different series: SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Alger Growth Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Technology Fund, SM&R Alger Small-Cap Fund, SM&R Government Bond Fund, SM&R Primary Fund, SM&R Tax Free Fund, and SM&R Money Market Fund. American National Insurance Company and Securities Management and Research, Inc. own stock in each, with the exception of the SM&R Alger funds. Fred Alger Management, Inc. owns stock in each of the SM&R Alger funds. Various subsidiaries of American National Insurance Company own stock in the Primary Fund and the Money Market Fund.

Entity:  South Shore Harbour Development, Ltd.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: ANTAC, Inc. owns a 95% limited partnership interest. ANREM Corp. owns a 5% general partnership interest.

Entity:  Standard Life and Accident Insurance Company

Entity Form: an Oklahoma insurance company

Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

Entity: Starvest Partners, L.P.

Entity Form: a Delaware limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest.

Entity:  Third and Catalina, Ltd.

Entity Form: a Texas limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a 49% limited partnership interest.

Entity: Thomas Weisel Capital Partners, L.P.

Entity Form: limited partnership

Ownership or Other Basis of Control: American National Insurance Company owns a limited partnership interest.

Entity:  Timbermill, Ltd.

Entity Form: a Texas joint venture

Ownership or Other Basis of Control: American National Insurance Company owns a 99% limited partnership interest.

Entity:  Town and Country Joint Venture

Entity Form: a Texas joint venture

Ownership or Other Basis of Control: ANDV 97, Inc. owns a 50% limited partnership interest.

Entity:  United Farm Family Insurance Company

Entity Form: a New York insurance company

Ownership or Other Basis of Control: wholly owned by Farm Family Life Insurance Company